EXHIBIT 10.30.4

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “Third Amendment”) by and between Nextel Communications, Inc., a Delaware corporation (the “Company”) and Barry J. West (the “Executive”), is made and entered into as of December 31, 2007 (the “Revised Effective Date”).

WITNESSETH:

WHEREAS, the Executive and the Company entered into an Employment Agreement dated as of April 1, 2004 (the “Original Agreement”) and amended the Original Agreement as of July 25, 2006 (the “First Amendment”) and as of February 28, 2007 (the “Second Amendment”);

WHEREAS, the Executive currently serves as Chief Technology Officer and President of Sprint Nextel Corporation’s fourth generation broadband operating division (the “Xohm Business Unit”);

WHEREAS, under the Second Amendment, the Executive’s compensation for 2007 was agreed to

WHEREAS, pursuant to the Second Amendment, the Executive will receive a lump sum cash payment of $1.9 million to be paid as soon as practicable after January 2, 2008;

WHEREAS, the Executive agrees to continue to be employed and the Company agrees to continue to employ the Executive pursuant to the terms of the Original Agreement, as amended by the First Amendment and Second Amendment and as amended by this Third Amendment;

WHEREAS, the Company wishes to retain the Executive, and the Executive wishes to remain employed by the Company beyond 2007, and, to that end the Company desires to preserve the compensation arrangement for 2008 that the Executive received in 2007; and

WHEREAS, pursuant to Section 26 of the Original Agreement, the Company and the Executive wish to amend the Original Agreement, effective as of the Revised Effective Date, as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein, the Company and the Executive agree as follows:

I.

Effective as of the Revised Effective Date, pursuant to Section 26 of the Original Agreement, the Executive and the Company agree to amend the Original Agreement, as amended by the First Amendment and Second Amendment, as provided below.

II.

Section 4(a) is amended by adding the following sentence to the end thereof as follows:

The Executive’s Base Salary for 2008 shall be $469,356, subject to a merit increase in the manner consistent with the Company’s general policies regarding compensation of senior executive employees, payable under the Company’s current biweekly payroll schedule.

III.

Section 4(b)(ii) is hereby amended by adding the following sentence at the end thereof as follows:

Effective for the bonus year ending December 31, 2008, if the Executive resigns during 2008 he will be eligible for a payment of any pro rata Bonus Award under the Short-Term Incentive Plan, determined under the Short-Term Incentive Plan as if he had been terminated by the Company without Cause.

IV.

Section 4(c) is hereby amended and restated in its entirety as follows:

(c) Equity Compensation. In 2007 and 2008, the Executive will not be eligible to participate in such equity incentive plans and programs as the Company generally provides to its senior executives.

V.

Subject to the Executive remaining continuously employed by the Company through the payment date (except as provided in Section 4(c)(i) and (ii) below), the Executive will be entitled to receive a lump sum payment of $250,000 payable on June 30, 2008 and $250,000 payable on December 31, 2008.

(i) Termination before June 30, 2008. If, before June 30, 2008, the Executive resigns, or is involuntarily terminated by the Company without Cause, the Executive will be entitled to a pro rata payment equal to the product of $250,000 and a fraction, the numerator of which is the number of days in 2008 before and including the Executive’s termination date and the denominator of which is 182, payable as soon as practicable after his termination date.

(ii) Termination after June 30, 2008 and before December 31, 2008. If, after June 30, 2008 and before December 31, 2008, the Executive resigns, or is involuntarily terminated by the Company without Cause, the Executive will be entitled to a pro rata payment equal to the product of $250,000 and a fraction, the numerator of which is the number of days after June 30, 2008 and before and including the Executive’s termination date and the denominator of which is 184, payable as soon as practicable after his termination date.

VI.

Except as specifically amended herein, the Agreement shall remain unchanged, and as amended herein, shall continue in full force and effect until the expiration of the Employment Term pursuant to Section 2 of the Original Agreement, as amended by the First Amendment and Second Amendment and as further amended by this Third Amendment.

IN WITNESS WHEREOF, the Company has caused this Third Amendment to be signed by an officer pursuant to the authority of its Board, and the Executive has executed this Third Amendment, as of the day and year first written above.

Sprint Nextel Corporation

By:	/s/ Sandra J. Price
Sandra J. Price
Senior Vice President – Human Resources

/s/ Barry J. West
Barry J. West

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